SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

May 14, 2004
(Date of Report)

CACI International Inc
(Exact name of registrant as specified in its Charter)

Delaware	0-8401	54-1345899
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1100 N. Glebe Road
Arlington, Virginia 22201
(Address of principal executive offices)(ZIP code)

(703) 841-7800
(Registrant's telephone number, including area code)

ITEM 5:    OTHER EVENTS AND REGULATION FD DISCLOSURE

On May 3, 2004, CACI International Inc announced that its wholly-owned subsidiary, CACI Enterprise Solutions, had completed the purchase of the Defense and Intelligence Group and related assets of American Management Systems, Incorporated ("AMS").

A copy of the Registrant's press release regarding CACI's completion of its acquisition of AMS's Defense and Intelligence Group and increase in guidance for the remainder of fiscal year 2004 is attached as Exhibit 99 to this current report on Form 8-K.

EXHIBITS

Exhibit Number

99
Press Release dated May 3, 2004, announcing the Registrant's intent to complete its purchas of the Defense and Intelligence Group of American Management Systems, Incorporated and increased guidance for fiscal year 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACI International Inc

Registrant

By:	/s/ Jeffrey P. Elefante

Jeffrey P. Elefante Executive Vice President, General Counsel and Secretary